As filed with the Securities and Exchange Commission on October 21, 2025

Registration No. 333-283728

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-283728

UNDER

THE SECURITIES ACT OF 1933

Lucas GC Limited

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Room 5A01, 4th Floor

Air China Building, Xiaoyun Road

Sanyuanqiao, Chaoyang District

Beijing 100027, China

Telephone: +86 18500976532

(Address, including zip code, of Principal Executive Offices)

Amended and Restated 2024 Equity Incentive Plan

(Full Title of the Plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Telephone: (800) 221-0102

(Name, Address and telephone number of Agent for Service)

Copies To:

Yang Ge, Esq.

DLA Piper UK LLP

20th Floor, South Tower, Kerry Center

No. 1 Guanghua Road, Chao Yang District

Beijing, People’s Republic of China, 100020

+86 (10) 8520-0616

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Lucas GC Limited, a Cayman Islands exempted company (the “Company” or the “Registrant”), is filing this post-effective amendment No. 1 (this “Post-Effective Amendment”) to amend the registration statement on Form S-8 (File No. 333-283728) of the Company (the “Registration Statement”), previously filed with the Securities and Exchange Commission (the “Commission”) on December 11, 2024, registering 118,000,000 ordinary shares under the 2024 Equity Incentive Plan.

On October 13, 2025, the Company effected a forty (40)-for-one (1) share consolidation (the “Share Consolidation”), an adoption of dual-class share structure consisting of 235,000,000 Class A ordinary shares, par value US$0.0002 per share and 15,000,000 Class B ordinary shares, par value US$0.0002 per share (the “Dual-Class Share Structure”), and an amendment and restatement of the existing Amended and Restated Memorandum and Articles of Association of the Company by the deletion in their entirety and the substitution in their place of the Amended and Restated Memorandum and Articles of Association of the Company (the “Amended and Restated M&AA”) which incorporate amendments including but not limited to the Share Consolidation and the adoption of the Dual-Class Share Structure and are filed herewith as Exhibit 4.2.

In addition, the Company has resolved to adopt an Amended and Restated 2024 Share Incentive Plan (the “Amended and Restated 2024 Share Incentive Plan”) to reflect the Share Consolidation and Dual-Class Share Structure, which is filed herewith as Exhibit 10.1, replacing the original 2024 Share Incentive Plan filed as Exhibit 10.1 to the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note and the exhibit index of the Registration Statement. Accordingly, this Post-Effective Amendment No. 1 consists only of the cover page, this explanatory note and the amended exhibit index of the Registration Statement.

EXHIBIT INDEX

Exhibit No.	Description
4.1*	Registrant’s Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 2.1 to the annual report for the fiscal year ended December 31, 2023, on Form 20-F filed with the Commission on April 29, 2024)

4.2	Amended and Restated Memorandum and Articles of Association (incorporated herein by reference to Exhibit 99.2 to the Report on Form 6-K filed with the Securities and Exchange Commission on October 9, 2025)

5.1*	Opinion of Maples and Calder (Hong Kong) LLP (regarding validity of Ordinary Shares being registered)

10.1	Lucas GC Limited Amended and Restated 2024 Equity Incentive Plan

23.1*	Consent of Maples and Calder (Hong Kong) LLP (included in its opinion filed as Exhibit 5.1).

23.2*	Consent of Marcum Asia CPAs LLP

24.1*	Power of Attorney (included in the signature page hereto)

107*	Filing Fee Table

* Previously Filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on October 21, 2025.

Lucas GC Limited

By:	/s/ Howard Lee
Name:	Howard Lee
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Position	Date

/s/ Howard Lee	Chairman and Chief Executive Officer (Principal Executive Officer)	October 21, 2025
Howard Lee

*	Director	October 21, 2025
Wang-chan Wong

*	Independent Director	October 21, 2025
Jeremy Wegerer

*	Independent Director	October 21, 2025
Michael Carter

*	Independent Director	October 21, 2025
Stanley Ho

*	Chief Financial Officer (Principal Financial and Accounting Officer)	October 21, 2025
Brian Lin

*	Chief Technology Officer	October 21, 2025
Harry Tang

*By:	/s/ Howard Lee
Howard Lee
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Lucas GC Limited has signed this Registration Statement or amendment thereto on October 21, 2025.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President